Pingtan Marine Enterprise Announces Resignation of

Director and Senior Vice President

FUZHOU, China, January 29, 2014 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) an integrated marine services company in the People’s Republic of China (PRC), today announced the resignation of Mr. Bin Lin, director and Senior Vice President, effective February 1, 2014.

Mr. Bin Lin, who resigned for personal reasons and other commitments, is expected to advise the Company in the coming months although no formal arrangement has been entered into.  The Board thanks Mr. Bin Lin for his contribution to the Company and wishes him success in his future endeavors.

Pingtan’s Chairman and CEO, Mr. Xinrong Zhuo, stated, “Over the years, Bin has provided valuable service to the Company and played a vital role in our transition to being a US-listed public company. I would like to thank him with our deepest gratitude and wish him well in his future endeavors."

About Pingtan

Pingtan is a marine enterprises group, engaging in ocean fishing through its wholly-owned subsidiaries, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statement and Registration Statement on Form S-3. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

Pingtan Marine Enterprise Ltd.	Page 2
January 29, 2014

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

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Adam Prior, Senior Vice President

(212) 836-9606

aprior@equityny.com

In China

Katherine Yao, Associate

86 10 6587 6435

kyao@equityny.com